UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 5, 2005

BELK, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-26207	56-2058574

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 West Tyvola Road, Charlotte, North Carolina	28217-45000

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 357-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
EX-99.1 BRIDGE CREDIT AGREEMENT
EX-99.2 AMENDED AND RESTATED CREDIT AGREEMENT
EX-99.3 COPY OF NEWS RELEASE ISSUED BY BELK, INC.

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2005, Belk, Inc. (“Belk”) announced that it completed its transaction with Saks Incorporated (“Saks”) for the purchase of 47 Proffitt’s and McRae’s department stores located in 11 Southeastern states where Belk currently operates. The entry into the Asset Purchase Agreement between Belk and Saks, dated April 28, 2005, was previously disclosed on a Form 8-K filed on May 4, 2005.

Bridge Credit Agreement

In connection with the transaction, on July 5, 2005, Belk entered into a Bridge Credit Agreement among Belk, certain subsidiaries of Belk, Bank of America, N.A. and Wachovia Bank, National Association as Lenders and Bank of America, N.A. in its capacity as Administrative Agent for the Lenders. The $400,000,000 Bridge Credit Agreement is an unsecured credit facility with a syndicate of lenders arranged jointly by Banc of America Securities LLC and Wachovia Capital Markets, LLC as joint lead arrangers, with Banc of America Securities LLC as sole book manager and with Bank of America, N.A. as administrative agent. The Bridge Credit Agreement will be terminated within 364 days after July 5, 2005. As of July 5, 2005, $200 million was outstanding under the Bridge Credit Agreement.

Generally, amounts outstanding under the Bridge Credit Agreement will bear interest at a base rate being the higher of Bank of America’s prime rate or the federal funds rate plus 0.50%, or LIBOR plus a LIBOR rate margin at Belk’s choice. The LIBOR rate margin ranges from .625% to 1.00% and is based upon the leverage ratio.

The Bridge Credit Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on the amount of debt that may be incurred on sale of assets, on transactions with affiliates, on dividends and distributions and on the repurchase of outstanding common stock. The Bridge Credit Agreement also includes certain financial covenants that require, among other things, the maintenance of a leverage ratio of less than or equal to 3.75 to 1 and a minimum fixed charged coverage ratio of 2.0 to 1. The Bridge Credit Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events, and certain judgment defaults.

The proceeds from the Bridge Credit Agreement are to be used to pay a portion of the purchase price of the transaction and to pay fees and expenses relating to the transaction.

In addition, Belk is obligated to use commercially reasonable efforts to obtain “take out” financing within 90 days from July 5, 2005, the closing date of the Bridge Credit Agreement and the completion of the transaction between Belk and Saks.

The foregoing description of the Bridge Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Bridge Credit Agreement, which is filed as Exhibit 99.1 and incorporated herein by reference.

Amended and Restated Credit Agreement

On July 5, 2005, Belk and certain of its subsidiaries amended and restated the existing Credit Agreement entered into on October 28, 2004 and entered into the $580,000,000 Amended and Restated Credit Agreement (the “Amended Credit Agreement”) with Wachovia Bank, National Association, Bank of America, N.A. and the other lenders referred to therein.

At anytime before July 5, 2008, Belk may request that the aggregate amount available under the Amended Credit Agreement be raised to $680,000,000. Each lender shall have the right, but not the obligation, to commit to all or a portion of any proposed increase. The Amended Credit Agreement will terminate on July 5, 2010.

The Amended Credit Agreement includes a revolving credit facility, a swingline facility, a letter of credit facility and a term loan facility. No amounts were outstanding under the revolving credit facility at July 5, 2005. The Amended Credit Agreement limits letter of credit and swingline loans to $250,000,000 and $35,000,000, respectively. Belk has an existing letter of credit dated July 1, 1998 in the face amount of $126,849,316, which remains outstanding under the Amended Credit Agreement. The Amended Credit Agreement limits term loans to $200 million. As of July 5, 2005, $200 million was outstanding under the term loan facility.

Generally, amounts outstanding under the Amended Credit Agreement bear interest at a base rate, being the higher of Wachovia’s prime rate or the federal funds rate plus 0.50%, or LIBOR plus a LIBOR rate margin, at Belk’s choice. The LIBOR rate margin ranges from 0.40% to 1.25% and is based upon the leverage ratio. Initially, the applicable interest rate is LIBOR plus 0.750%.

In addition to the interest payments discussed above, Belk is required to pay certain other fees in connection with the Amended Credit Agreement. With respect to letters of credit, Belk is required to pay a letter of credit fee in an amount equal to the applicable LIBOR rate margin multiplied by the average outstanding amount of the letter of credit, as well as a letter of credit issuance fee in an amount equal to 0.125% multiplied by the face amount of the letter of credit. Belk will also be required to pay a commitment fee on the average daily unused portion of the Amended Credit Agreement. This commitment fee is also based on the leverage ratio and will range from 0.10% to 0.25%.

The Amended Credit Agreement contains customary restrictive covenants pertaining to management and operations of Belk and its subsidiaries, including limitations on the amount of debt that may be incurred, on sale of assets, on transactions with affiliates, on dividends and distributions and on the repurchase of outstanding common stock. The Amended Credit

Agreement also includes certain financial covenants that require, among other things, the maintenance of a leverage ratio of less than or equal to 4.00 to 1.00 and a minimum fixed charged coverage ratio of 2.00 to 1.00. The Amended Credit Agreement also includes customary events of default, including, but not limited to, the failure to pay any interest or principal when due, the failure to perform covenants of this agreement, incorrect or misleading representations or warranties, insolvency or bankruptcy, change of control, the occurrence of certain ERISA events and certain judgment defaults.

The proceeds from the Amended Credit Agreement may be used to refinance the existing credit agreement and the Bridge Credit Agreement, to pay a portion of the purchase price of the Saks acquisition, for working capital, general corporate purposes, permitted acquisitions and prepayment of debt.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Credit Agreement, which is filed as Exhibit 99.2 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 5, 2005, Belk, Inc. completed its transaction with Saks for the purchase of 47 Proffitt’s and McRae’s department stores located in 11 Southeastern states where Belk currently operates. Pursuant to the Asset Purchase Agreement between Belk and Saks, dated April 28, 2005, Belk purchased the department stores for a purchase price of $622 million in cash, and assumed approximately $1 million in capitalized lease obligations and the operating leases on leased store locations. The material terms and conditions of the Asset Purchase Agreement were previously disclosed on a Form 8-K filed on May 4, 2005. Other than the transaction, there is no material relationship between Belk and Saks.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 with respect to the Bridge Credit Agreement and the Amended Credit Agreement is incorporated under this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On July 5, 2005, Belk issued a press release announcing the completion of the transaction with Saks. A copy of this press release is attached to this Form 8-K as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(c) Exhibits

99.1	Bridge Credit Agreement, dated as of July 5, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as borrowers, and Bank of America, N.A., Wachovia Bank, National Association and the other lenders referred to therein

99.2	Amended and Restated Credit Agreement, dated as of July 5, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as borrowers, and Wachovia Bank, National Association, Bank of America, N.A. and the other lenders referred to therein

99.3	Copy of news release issued by Belk, Inc. on July 5, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELK, INC.
Date: July 11, 2005	By:	/s/ Ralph A. Pitts
Ralph A. Pitts, Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Bridge Credit Agreement, dated as of July 5, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as borrowers, and Bank of America, N.A., Wachovia Bank, National Association and the other lenders referred to therein

99.2	Amended and Restated Credit Agreement, dated as of July 5, 2005, by and among Belk, Inc. and certain subsidiaries of Belk, Inc., as borrowers, and Wachovia Bank, National Association, Bank of America, N.A. and the other lenders referred to therein

99.3	Copy of news release issued by Belk, Inc. on July 5, 2005